UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC, 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported):  March 30, 2016

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INNOPHOS HOLDINGS, INC.
(exact  names of registrants as specified on their charters)

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Delaware (states or other jurisdictions of incorporation)	001-33124 (Commission File numbers)	20-1380758 (IRS Employer Identification Nos.)
259 Prospect Plains Road
Cranbury, New Jersey 08512
(Address of Principal Executive Officer, including Zip Code)

(609) 495-2495
(Registrants' Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Innophos Holdings, Inc. (“Innophos”) announced that, effective March 30, 2016, Louis Calvarin, Senior Vice President, Strategy and Chief Risk Officer, left Innophos after 30 years of dedicated service. A copy of Innophos' press release concerning this matter is filed as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with his departure from Innophos, pursuant to the terms of his employment agreement, the form of which was filed with the Securities and Exchange Commission on May 1, 2008, Mr. Calvarin will receive all accrued and unpaid salary, expenses and vacation. Upon the full execution of a general release of claims, Mr. Calvarin will be entitled to receive (i) his base salary for 15 months from March 30, 2016 through June 30, 2017 (the “Severance Period”), payable in monthly installments, (ii) an amount equivalent to his annual 2016 short term incentive bonus at existing “target” levels for the prorated period from January 1, 2016 until March 30, 2016, (iii) an amount equal to his annual short term incentive bonus at existing “target” levels for the Severance Period, prorated for any partial years, (iv) accelerated vesting on all long term incentive awards that would have become vested during the twelve month period following his departure from Innophos, and (v) continued coverage under insurance and other welfare plans during the twelve month period following his departure from Innophos.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed with this report:

Exhibit No.	Description

99.1	Press Release, dated March 30, 2016

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INNOPHOS HOLDINGS, INC.

Dated:	March 30, 2016	By:	/s/ Mark Feuerbach
		Name:	Mark Feuerbach
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 30, 2016